Exhibit 99.1                                Written Consent and Information Statement sent to 10 or fewer shareholders of Capstone Companies, Inc.

WRITTEN CONSENT AND INFORMATION STATEMENT

October 30, 2013

Dear Common Stock Shareholders (“Shareholders” or “you”):

We are requesting your written consent to approve the following proposed corporate actions:

1.
To elect the following eight nominees of the Capstone Companies, Inc., a Florida corporation,  (“Company”) for election to the board of directors for the term commencing upon their election and assumption of office until the election and assumption of office by their successors at the 2014 annual meeting of Shareholders:

a.	Stewart Wallach;	e.	Larry Sloven;
b.	James McClinton;	f.	Laurie Holtz;
c.	Jeffrey Postal;	g.	Stuart Landow; and
d.	Jeffrey Guzy;	h.	Dr. Neil Singer.

2.	To ratify the appointment of Robison Hill & Co. as our public auditor for fiscal year 2013.

3.	To approve an advisory vote on executive compensation.

4.	To approve an advisory vote on the frequency of an advisory vote on executive compensation.

No other proposed corporate actions are being presented for your consent.  As of October 28, 2013, Shareholders who are members of Company management have signed written consents representing 42.8% or 281,339,248 shares of Common Stock approving all of the above proposed actions.  This solicitation of written consents is being sent to 10 or fewer Shareholders as of October 30, 2013.

Attached is an information statement with more information on the proposed corporate actions.

Please sign and date the written consent following this letter and promptly send the written consent to Aimee Gaudet, Corporate Secretary, Capstone Companies, Inc. by any of the following means:

1.	Use of the enclosed prepaid FedEx Envelope
2.	Fax to (954) 252.3442, Attention Aimee Gaudet; or
3.	E-mail to aimee@capstonecompaniesinc.com

For questions on returning your written consent, please contact Aimee Gaudet, Corporate Secretary, at (954) 252.3440.

THE MANAGEMENT OF THE COMPANY RECOMMENDS THAT YOU CONSENT TO ALL OF THE ABOVE PROPOSED CORPORATE ACTIONS.

By Order of the Board of Directors

James McClinton, Chief Financial Officer
October 30, 2013

WRITTEN CONSENT OF HOLDERS OF COMMON STOCK, $0.0001 PAR VALUE, OF CAPSTONE COMPANIES INC., A FLORIDA CORPORATION, IN LIEU OF A SHAREHOLDER’S MEETING

This written consent is executed by the signatory below, who is a beneficial owner of shares of Common Stock, $0.0001 par value per share, (“Shares”) of Capstone Companies, Inc., a Florida corporation, (“Company”), and this written consent approves proposed corporate actions in lieu of voting at an annual meeting of shareholders.  This written consent is made under the Title 36, Chapter 607, and Section 607.0704 of the Florida Statutes.  This written consent is solicited by the management of the Company.  By signing below, you are voting all of your shares to approve the following proposals.  An information statement is attached for your review prior to signing the written consent.

The Company management recommends that you vote for “all” of the following proposals:

1.	To elect the following eight nominees of the Company for election to the board of directors for the term commencing 2013 – 2014 on the date where their successor are elected and assume office:

Either Check the Line for each Director or Check one of the Boxes below the List of Nominees

		FOR	AGAINST	ABSTAIN
a.	Stewart Wallach;
b.	James McClinton;
c.	Jeffrey Postal;
d.	Jeffrey Guzy;
e.	Larry Sloven;
f.	Laurie Holtz;
g.	Stuart Landow; and
h.	Dr. Neil Singer.

[___]    Consent FOR election of all of the above nominees
[___]    Withhold Consent for all of the above nominees

2.	To ratify the appointment of Robison Hill & Co. as our public auditor for fiscal year 2013.

FOR: _______                                AGAINST:______                                ABSTAIN:_______

3.	To approve an advisory vote on executive compensation.

FOR:________                                AGAINST:_______                                ABSTAIN:________

4.	To approve an advisory vote on:

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU CONSENT TO OR CHECK “FOR” A THREE-YEAR CYCLE FOR THE ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS.

(a)	a three year frequency of advisory vote on executive compensation.

FOR:_________                                AGAINST:_______                                ABSTAIN:_________

(b)	a two year frequency of advisory vote on executive compensation

FOR: _________                                AGAINST:________                                ABSTAIN:___________

(c)	a one year frequency of advisory vote on executive compensation

FOR:__________                                AGAINST:________                                ABSTAIN:____________

PRINT NAME OF SHAREHOLDER:

___________________________________________________________________

Signature: __________________________________________________________

Date: October 30, 2013

PRINT NAME OF CO-OWNER (if any):_____________________________________

Date: October 30, 2013

Shares Owned and Voted for above proposals: _______________If this number of shares is not correct, please enter the current number of shares of Common Stock owned by you: ___________

MANAGEMENT OF THE COMPANY RECOMMENDS THAT YOU CONSENT TO ALL OF THE PROPOSALS

WRITTEN CONSENT AND INFORMATION STATEMENT

October 30, 2013

Capstone Companies Inc.
350 Jim Moran Boulevard, Suite 120
Deerfield Beach, FL  33442

Dear Common Stock Shareholder (“Shareholders” or “you”):

Why am I receiving these materials? Capstone Companies, Inc., a Florida corporation, (“Company” or “we” or “us”) is sending you this Information Statement to seek your consent to the proposed corporate actions, which were approved by the Company Board of Directors on October 29, 2013.  We are sending this Written Consent and Information Statement to 10 or fewer shareholders who are not members of the Company management in order to approve the proposed corporate actions by written consent and do so without holding an annual shareholder meeting.   Members of Company management have already signed written consents representing 281,339,248 shares of Common Stock and consenting to the proposed corporate actions.

What vote is required to approve each proposed corporate action? Each of the proposed corporate actions requires the approval of Shareholders owning 50.1% or more of the issued and outstanding shares of Common Stock as of the October 28, 2013.

What is the purpose of the proposals?   Under its by-laws and state law, the Company has to annually elect directors.   We routinely seek Shareholder ratification of the appointment of a public auditor as part of our policy of seeking qualified and independent public auditors.  The rules of the U.S. Securities and Exchange Commission or “SEC” or “Commission” require us to seek an advisory vote on executive compensation.

Why is there no Annual Meeting of Shareholders? The members of management and 10 public shareholders have sufficient votes to approve or reject any of the proposed corporate actions.  Florida law allows the Company to approve these proposals by written consent.  As such, holding an annual meeting of shareholders, while has certain ancillary benefits, is not necessary to approve or reject the proposed corporate actions.  A written consent avoids the cost of holding an annual meeting, which is significant for a small reporting company like Capstone Companies, Inc.

Who is paying for the preparation and mailing of the Information Statement?  The cost of preparing and mailing the Information Statement will be borne by the Company. Banks, brokerage houses and other nominees or fiduciaries will be requested to forward the material to their principals, and the Company will, upon request, reimburse them for their expenses in so doing.  The Company estimates the cost of preparing and mailing the Information Statement to be $2,500.

When do the proposed corporate actions become effective?  If approved by more than 50% of the issued and outstanding shares of Common Stock as of October 28, 2013, the proposed corporate actions take effect 20 days after the date of mailing of an information statement to the Company Shareholders.

I share an address with another shareholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?  The Company has adopted a procedure called “householding,” which the SEC has approved. Under this procedure, the Company is delivering a single copy of the Written Consent and Information Statement and the Annual Report on Form 10-K for the fiscal period ending December 31, 2013 (“Annual Report”) to multiple shareholders who share the same address unless the Company has received contrary instructions from one or more of the shareholders. This procedure reduces the Company’s printing and mailing costs, and the environmental impact of multiple mailings.  Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, the Company will deliver promptly a separate copy of the Written Consent and Information Statement and the Annual Report to any shareholder at a shared address to which the Company delivered a single copy of any of these documents.

To receive a separate copy of the Written Consent and Information Statement or the Annual Report, shareholders may write or call the Company at the following address and telephone number:  Aimee Gaudet, Secretary, Capstone Companies, Inc., 350 Jim Moran Blvd., Suite 120, Deerfield Beach, Florida 33442, Telephone:  (954) 252-3440, extension 313.

Where are the Company’s principal executive offices located and what is the Company’s main telephone number?  The Company’s principal executive offices are located at 350 Jim Moran Blvd., Sui9te 120, Deerfield Beach, Florida 33442. The Company’s main telephone number is (954) 252-3440.

What is the Company’s fiscal year?  The Company’s fiscal year ends on December 31st of each year.  Unless otherwise stated, all information presented in this Written Consent and Information Statement is based on the Company’s fiscal calendar.

PROPOSALS

PROPOSAL 1:  ELECTION OF DIRECTORS.  The background of the director nominees is set forth below.  Each of these nominees is currently a director of the Company.

The Company’s Board of Directors nominated the following eight persons on October 29, 2013 at a board meeting, to stand for election to the Company’s Board of Directors until their successors are elected and assume office at the 2014 Annual Meeting of Shareholders or other election of directors.

COMPANY RECOMMENDS THAT YOU CONSENT TO THE ELECTION OF THE EIGHT NOMINEES

STEWART  WALLACH, age 61,  is the Chief  Executive  Officer and President of the Company since April 23,  2007, a director of the Company  since  September 22, 2006,  and the founder and Chief  Executive  Officer and Chairman of the Board of  Capstone  Industries since  September 20, 2006.  Mr. Wallach is an American entrepreneur and has founded and operated a number of successful businesses over his 35 year career. Over the past 15 years, Mr. Wallach has been focused on technology based companies in addition to consumer product businesses, the field in which he has spent most of his career.  Prior to founding Capstone Industries, he sold  Systematic  Marketing,  Inc.,  which  designed , manufactured  and  marketed automotive  consumer products  to mass  markets,  to Sagaz  Industries,  Inc.,  a leader in these categories.  He served as President of Sagaz Industries for 10 years before forming Capstone Industries, Inc. In 1998, Mr. Wallach co-founded Examsoft  Worldwide,  Inc., which developed  and delivered  software  technology  solving security   challenges  of  laptop-based   examinations  for  major   educational institutions  and  state  bar  examiners. Mr. Wallach remained chairman of Examsoft until it was acquired in late 2009. Mr. Wallach has designed and patented a number of innovations over the span of his career and has been traveling to China establishing manufacturing and joint venture relationships since the early 1980s.

GERRY MCCLINTON, age 58.  Mr. McClinton was appointed as a director of the Company to fill a vacancy on February 5, 2008. He is currently the Interim Chief Financial Officer and Chief Operating Officer of Capstone Companies Inc. and Capstone Industries.  His prior work experience is: (a) President of Capstone (2005 -2007); (b) General Manager of Capstone (2000-2005); (c) Held senior officer positions with Sagaz Industries, Inc. (1990-2000); (d) Chief Financial Officer, Firedoor  Corporation, a national  manufacturer  of security and fire doors to the construction industry (1980-1990).  Mr. McClinton received a designation from The Royal Institute of Cost and Management Accountants (“I.C.M.A.”), University of Northern Ireland, Belfast, United Kingdom.

LAURIE HOTZ, age 80, is a certified public accountant practicing in the greater Miami, Florida region for over 40 years. Mr. Holtz was appointed Chief Financial Officer of the Company in December 2007 but retired from this position in 2009.  Mr. Holtz was a pioneer in the development of forensic accounting and has worked as a forensic auditor in a number of cases over the years.  Mr. Holtz has served on the Board of Directors since January 2004.

DR. JEFFREY POSTAL, age 56, has served as a director of the Company since January of 2004. Dr. Postal presently is a businessman and entrepreneur in the Miami, Florida region. Dr. Postal owns, founded or funded numerous successful businesses over the last few years, including but not limited to: Sportacular Art, a company that was licensed by the NFL, BLB and NHL to design and manufacture sports memorabilia for retail distribution in the U.S; Co-Owner of Natures Sleep, LLC, a major distributor of Visco Memory Foam mattresses, both nationally and internationally; Dr. Postal is a Partner in Social Extract, LLC, a Social Media company offering consulting services to many major companies in the U.S.; Dr. Postal is the principal investor of Postal Capital Funding, LLC, a fund whose mission is to find undervalued/under capitalized companies and extend funding to them in exchange for equity and/or capital consideration; Dr. Postal is the founder of Datastream Card Services, a company that provides innovative billing solutions to companies conducting business on the internet.

JEFFREY GUZY, age 61, was appointed to the Company's Board of Directors on May 3, 2007, to replace Mr. Lamadrid.  Mr. Guzy has a MBA in Strategic Planning and Management from The Wharton School of the University of Pennsylvania; an M.S. in Systems Engineering from the University of Pennsylvania; a B.S. in Electrical Engineering from Penn State University and an Associate Degree in Theology from Georgetown University. He has served as an executive manager or consultant in international business development, sales or management in the telecommunications industry, specifically with IBM Corp., RCA Corp., Sprint International, Bell Atlantic Video Services, Loral Cyberstar and FaciliCom International. He serves on the Boards of numerous enterprises, to include Aprize Satellite, which provides global remote monitoring and control. Mr. Guzy is also an Advisor to the MIT Enterprise Forum.

LARRY SLOVEN, age 63.  Mr. Sloven was appointed as a director on May 3, 2007.  A U.S. Citizen, Mr. Sloven resided in Hong Kong for over 18 years.  He is a member of the American Chamber of Commerce in Hong Kong. He just finished a five year term as a Director of the American  Club in Hong Kong and  Chaired  the  Development  Committee  which was responsible for re-engineering five major  multi-million  dollar  re-development projects for the premier club in Asia.

Mr. Sloven's company was a product development and purchasing agent for Capstone, and was the purchasing agent for Dick's sporting goods chain.  He also helped develop private label hardware and accessory line for Circuit City, Inc. and a camcorder and cellular phone battery line for Spectrum Brands, Inc.  (formerly,  "Rayovac Corp."). In 1993, Mr. Sloven helped set up a joint venture factory  producing  cellular battery packs for AT&T along with the first  cellular  alkaline  battery pack for  Duracell.  He participated in the outsourcing of the production of the one-hour NMH-fast charger for the Duracell Corporation.  In the mid 1990's, he helped set up a JV with Rayovac and the largest alkaline consumer battery factory in China. Mr. Sloven also assisted in the outsourcing of video games for Atari, arranging for Chinese manufacture of The Stanley Works' garage door motors and products.

NEIL SINGER PhD., age 53. Mr. Singer is the President and founder of AC Kinetics, Inc., a company headquartered in Armonk, New York. Dr. Singer is an optimization expert specializing in dynamic systems. Dr. Singer received his SB in 1983, SM in 1985 and PhD in 1989, all from the Massachusetts Institute of Technology’s Mechanical Engineering department. His research activities are in the fields of machine design, dynamics, control and optimization of dynamic systems. Dr. Singer has published 39 technical papers, holds 19 patents, and his Input Shaping® technology for machine vibration reduction is taught in dozens of universities and used in millions of machines worldwide. He has also taught several courses at MIT.

STUART LANDOW, age 67.  Stuart Landow is Director of Business Development for AC Kinetics. He has more than 30 years of business management and marketing experience in both the consumer and industrial goods industries. As an expert in advanced technologies commercialization, Mr. Landow manages all facets of AC Kinetics business development, including analyzing markets, marketing strategy, raising capital and overseeing the legal and IP protection processes. Mr. Landow was formerly the Senior Vice President of Purolator Products, marketing consultant to many multi-national consumer and industrial entities, and Chief Executive Officer of Top Source Technologies, a technology development and marketing company that he listed on the American Stock Exchange. Mr. Landow holds a BS in Marketing from Farleigh Dickinson University, and he served as an officer in the U.S. Military.

PROPOSAL 2: RATIFICATION OF ROBISON HILL & COMPANY AS PUBLIC AUDITORS of the Company for fiscal year 2013.  Robison Hill & Company has been the public auditor of the Company since 2000.

THE COMPANY MANAGEMENT RECOMMENDS CONSENT TO THE RATIFICATION OF ROBISON HILL & COMPANY AS PUBLIC AUDITORS FOR FISCAL YEAR 2013.

Audit/Taxes/SEC Related Fees

The fees billed or incurred by Robison Hill for professional services rendered in connection with the audit of our annual consolidated financial statements for 2012 and 2011, the review of the consolidated financial statements included in our quarterly reports on Form 10Q, the review of SEC filings and issuance of comfort letters in connection with our equity offerings in 2010 and the review and consent for our other filings for 2012 and 2011 were approximately $63,665 and $63,932 respectively.

Pre-Approval of Non-Audit Services

The Audit Committee has established a policy governing our use of Robison Hill for non-audit services. Under the policy, management may use Robison Hill for non-audit services that are permitted under the rules and regulations of the Commission, provided that management obtains the Audit Committee’s prior written approval before such services are rendered.

PROPOSAL 3: ADVISORY, NON-BINDING VOTE TO APPROVE EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this Written Consent and Information Statement in accordance with the SEC’s rules.  Specifically, Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) requires the Company to seek (i) a non-binding advisory shareholder vote (commonly referred to as “say-on-pay”) on its executive compensation program as it is described below in the “Executive Compensation” section below of this Written Consent and Information Statement and (ii) a non-binding advisory shareholder vote on whether the say-on-pay vote should occur every one, two or three years.

Our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, business unit goals, corporate goals, and the realization of increased stockholder value.

Our Compensation Committee reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices. We are asking our stockholders to indicate their support for our named executive officer compensation as described in the Compensation Discussion and Analysis and related compensation tables. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote for the approval of the compensation of the named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee of our Board. Our Board and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the approval the named executive officer compensation as disclosed in this Proxy Statement, they will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU CONSENT TO OR CHECK “FOR” TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS AND RELATED COMPENSATION TABLES.

PROPOSAL 4: ADVISORY, NON-BINDING VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also enables our stockholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Proposal No. 3 above. By voting on this Proposal No. 4, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation every three years.

As part of our Board's commitment to excellence in corporate governance, and as required by Section 14A(a)(2) of the Securities Exchange Act of 1934, the Board of Directors is providing our shareholders with an opportunity to provide an advisory vote to determine whether the shareholder vote on named executive officer compensation, or the "Say-on-Pay" vote, should occur every one, two or three years.

After careful consideration, the Board of Directors has determined that a Say-on-Pay vote that occurs every third year is the most appropriate alternative for our company.  Therefore, our Board recommends that you vote for a frequency of "every three years" on holding future Say-on-Pay votes. In reaching its recommendation, and since the compensation of the management has not significantly changed over the past few years, the Board of Directors believes that every three years  Say-on-Pay vote will allow our shareholders to provide us with sufficiently meaningful and input on our executive compensation philosophy, policies and programs.

You may cast your vote on your preferred voting frequency by choosing the option of every year, every two years, every three years or abstain from voting. Although this vote is advisory and not binding, the Board of Directors and Company highly value the opinions of our shareholders and will consider the outcome of this vote when determining the frequency of future shareholder votes on our named executive officer compensation.

Shareholders are not voting to approve or disapprove the Board's recommendation. Shareholders may choose among the four choices (every year, every two years, every three years or abstain) set forth above

This vote is advisory and not binding on the Board of Directors or the Company in any way, and the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU CONSENT TO OR CHECK “FOR” A THREE-YEAR CYCLE FOR THE ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS.

No Dissenters’ Rights

The Florida Law does not provide for dissenter’s rights in connection with any of the Corporate Action described in this Information Statement.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following sets forth information about the management of the Company as of October 28, 2013.

Directors:  The profiles for directors is set forth under “Proposal 1: Election of Directors” below.  The incumbent, current directors are:

Name	Position With the Company	Age as of Annual Meeting	Director Since
Stewart Wallach	Chief Executive Officer and Chairman of the Board of Directors	61	2007
James McClinton	Chief Financial Officer, Chief Operating Officer and Director	58	2008
Laurie Holtz	Director	80	2004
Larry Sloven	Director	63	2007
Jeffrey Postal	Director	56	2004
Jeffrey Guzy	Director	61	2007

Executive Officers

The current officers of the Company are:

1.	Stewart Wallach, age 61, was appointed as Chief Executive Officer and President of the Company on April 23, 2007. Mr. Wallach is also the senior executive officer and director of Capstone.

2.
James “Gerry” McClinton, age 58, is the Chief Financial Officer and Chief Operating Officer and a director (appointed as a director on February 5, 2008) of the Company. Mr. McClinton is also a senior executive of Capstone.

3.	Aimee Gaudet, age 35, is the Corporate Secretary and Executive Administrative Assistant to Stewart Wallach.

VOTING RIGHTS AND SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT:

Each share of Common Stock of the Company as of October 28,2013 that are issued and outstanding is the Common Stock, $0.0001 par value per share, or "Common Stock" enjoy one vote on all matters presented for their vote.  The table below sets forth, as of  October 28, 2013,  certain  information  with  respect to the Common Stock  beneficially owned by (i) each Director,  nominee and executive  officer of the Company;  (i) each person who owns  beneficially  more than 5% of the common stock;  and (iii) all Directors,  nominees and executive officers as a group. A following table also shows ownership as of the Record Date of shares of Series C Stock, which are entitled to elect two separate directors but do not vote on the six nominees elected by the Common Stock holders.  There were 657,760,532 shares of Common Stock outstanding on October 28, 2013 and 1,000 shares of Preferred C Stock were outstanding as of October 28, 2013.

OWNERSHIP OF OFFICERS, DIRECTORS AND PRINCIPAL SHAREHOLDERS
as of October 28, 2013

					ALL OPTION WARRANT SHARES
NAME, ADDRESS & TITLE	STOCK OWNERSHIP	PERCENTAGE OF STOCK OWNERSHIP	STOCK OWNERSHIP AFTER CONVERSION OF ALL OPTIONS & WARRANTS PLUS THOSE EXERCISEABLE WITHIN THE NEXT 60 DAYS	% OF STOCK OWNERSHIP AFTER CONVERSION OF ALL OPTIONS & WARRANTS PLUS THOSE EXERCISEABLE WITHIN THE NEXT 60 DAYS	VESTED	EXPIRED	NOT VESTED

Stewart Wallach, CEO, 350 Jim Moran Blvd, Suite 120, Deerfield Beach, FL 33442 (2)	147,618,822	22.4%	172,116,861	23.5%	24,498,039	0	0

Gerry McClinton, CFO, COO & Director, 350 Jim Moran Blvd, Suite 120, Deerfield Beach, FL 33442 (3)	504,949	0.1%	32,754,949	4.5%	32,250,000	0	0

Laurie Holtz, Director, 350 Jim Moran Blvd, Suite 120, Deerfield Beach, FL 33442 (4)	4,628,300	0.7%	7,128,300	1.0%	2,500,000	0	0

Jeff Postal, Director, 350 Jim Moran Blvd, Suite 120, Deerfield Beach, FL 33442 (5)	126,963,177	19.3%	130,463,177	17.8%	3,500,000	4,000,000	0

Jeff Guzy, Director,Director, 3130 19th St North, Arlington, VA 22201 (7)	832,000	0.1%	5,332,000	0.7%	4,500,000	0	0

Larry Sloven, Director, 350 Jim Moran Blvd, Suite 120, Deerfield Beach, FL 33442 (8)	792,000	0.1%	3,792,000	0.5%	3,000,000	0	0

ALL OFFICERS & DIRECTORS AS A GROUP	281,339,248	42.8%	351,587,287	48.0%	70,248,039	4,000,000	0

PRINCIPAL SHAREHOLDERS

TOTAL	281,339,248	42.8%	351,587,287	48.0%	70,248,039	4,000,000	0

Notes to Table

(1)   Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)  Total shares includes 22,733,333 million shares that Mr. Wallach has the current right to acquire under a non-qualified stock option and 1,764,706 shares of Common Stock issuable under the warrants issued to Mr. Wallach as part of his $100,000 investment in Company’s 2007 private placement under Rule 506 of restricted shares of Common Stock. Mr. Wallach was appointed Chief Executive Officer and President of the Company on April 23, 2007.

(3)  Total shares include 32,250,000 shares of Common Stock currently available for purchase under a non-qualified stock option agreement dated April 27, 2007.

(4) Total shares include 1,000,000 shares of Common Stock currently available for purchase under a non-qualified stock option agreement, dated June 9, 2010 and 1,000,000 shares of Common Stock available for purchase under a non-qualified stock option agreement, dated July 19, 2011.  Mr. Holtz was appointed as Chief Financial Officer in December 2007 and resigned from his position on June 1, 2009.  Mr. Holtz is still serving as a Director of the Board.

(5)  Total shares include 4,000,000 shares of Common Stock for purchase under a Warrant Agreement dated July 11, 2008, 1,000,000 shares of Common Stock available for purchase under a non-qualified stock option agreement dated June 9, 2010 and 1,000,000 shares of Common Stock available for purchase on, under a non-qualified stock option agreement, dated July 19, 2011.  4,000,000 shares of Common Stock under Warrant Agreement dated July 11, 2008 expired on July 11, 2013.  Mr. Postal jointly acquired 64,000,000 shares of Common Stock on October 11, 2013 in a private purchase from two existing shareholders, Bart and Margaret Fisher, of the Company.

(6) Total shares include 1,500,000 shares of Common Stock currently available for purchase under a non-qualified stock option agreement dated June 9, 2010 and 1,500,000 shares of Common Stock, available for purchase under a non-qualified stock option agreement dated July 19, 2011.

(7) Total shares include 1,000,000 shares of Common Stock currently available for purchase under a non-qualified stock option agreement dated June 9, 2010 and 1,000,000 shares of Common Stock available for purchase under a non-qualified stock option agreement, dated July 19, 2011.

OWNERSHIP OF SERIES C STOCK AS OF October 28, 2013

The following table sets forth beneficial ownership of Series C Convertible Preferred Stock of members of Company management as of October 28, 2013.

Name	Number of Shares Preferred	% of Shares	Number of Outstanding Shares of Common Stock Issuable Upon Conversion of Series C Stock	% of Shares of Common Stock Owned Upon Conversion of Series C Stock
Involve, LLC c/o Harris Cramer, LLP 3507 Kyoto Gardens Drive Palm Beach Gardens, FL 33401	1,000	100%	67,979,425	8.8%

EXECUTIVE COMPENSATION
Set forth below is the approved compensation of each officer for fiscal years 2014, 2013, 2012 and 2011.  Each of the officers served as a director of the Company in fiscal year 2011, but they were not compensated for director service.

Name & Principal Position	Year	Salary $	Bonus	Stock Awards	Non-Equity Incentives $	All Others $	Total $
Stewart Wallach, Chief Executive Officer (1,2,3)	2014	$ 301,522	$ -	$ -	$ -	$ -	$ 301,522
	2013	$ 287,163	$ -	$ -	$ -	$ -	$ 287,163
	2012	$ 273,489	$ -	$ -	$ -	$ -	$ 273,489
	2011	$ 260,466	$ -	$ -	$ -	$ -	$ 260,466

Gerry McClinton, (1,4,5) Chief Financial Officer, Chief Operating Officer	2014	$ 201,014	$ -	$ -	$ -	$ -	$ 201,014
	2013	$ 191,442	$ -	$ -	$ -	$ -	$ 191,442
	2012	$ 182,326	$ -	$ -	$ -	$ -	$ 182,326
	2011	$ 173,644	$ -	$ -	$ -	$ -	$ 173,644
Footnotes:

(1)	Each Employment Agreement provides for an annual minimum salary increase of 5%.
(2)	Although approved for a salary of $260,463, Stewart Wallach took a voluntary salary reduction and earned $180,000 in 2011.
(3)	Although approved for a salary of $248,060, Stewart Wallach took a voluntary salary reduction and earned $186,923 in 2010.
(4)	Although approved for a salary of $173,643, Gerry McClinton took a voluntary salary reduction and earned $146,250 in 2011.
(5)	Although approved for a salary of $165,375, Gerry McClinton took a voluntary salary reduction and earned $124,615. In 2010.
(6)	The Company has no non-equity incentive plans.
(7)
The Company has no established bonus plan.  Any bonus payments are made ad hoc upon recommendation of Nominating and Compensation Committee and approval by Board of Directors.  Bonuses are only paid on a performance basis.

Name/POSITION	YEAR	SEVERANCE PACKAGE	CAR ALLOWANCE	CO. PAID SERVICES	TRAVEL LODGING	TOTAL($)
Stewart Wallach	2012	-0-	-0-	-0-	-0-	-0-
Chief Executive	2011	-0-	-0-	-0-	-0-	-0-
Officer	2010	-0-	-0-	-0-	-0-	-0-

Gerry McClinton	2012	-0-	-0-	-0-	-0-	-0-
Chief Operating	2011	-0-	-0-	-0-	-0-	-0-
Officer & Chief	2010	-0-	-0-	-0-	-0-	-0-
Financial Officer

Footnotes:  (1) There were no 401(k) match by the Company and no medical supplemental payments by the Company in any of the years specified.

Outstanding Equity Awards as Fiscal Year Ended 2013 Table

OPTIONS(1)

NAME	Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date
Stewart Wallach	24,498,039.029		4/27/2017
Gerry McClinton	32,250,000.029		4/27/2017

2013 Option Exercises and Vested Options

NAME	Number of Shares Acquired on Exercise	Value Realized on Exercise
Stewart Wallach	-0-	-0-
Gerry McClinton	-0-	-0-

Potential Payments upon Termination of Employment
	SALARY SEVERANCE	BONUS SEVERANCE	GROSS UP TAXES	BENEFIT COMPENSATION	GRAND TOTAL TOTAL
Stewart Wallach	$287,163	-0-	$12,000	$25,000	$324,163
Gerry McClinton	$191,442	-0-	$12,000	$25,000	$228,442

Executive Compensation Philosophy, Strategy and Objectives

The principal objectives of our senior officer compensation are to attract, motivate and retain the services of qualified officers who can lead the Company to achieve its business goals and enhance public shareholder value.  The Company’s business goals are to achieve consistent profitability in operations and attain long-term profitability.  Our approach is based on the following compensation philosophies:

1.
Align Shareholder and Officer Interests: Besides a base salary sufficient to attract qualified personnel, we provide non-qualified, long-term stock options to tie the interest of our officers with the interests of the shareholders in long-term profitability of the Company.

2.	Performance Bases Compensation: Our grant of options and stock are designed to reward and encourage officers to achieve Company goals in financial and business performance.

Competitive Market

We have three independent directors:  Jeffrey Guzy, Larry Sloven and Laurie Holtz.  From time to time, we request that our outside legal counsel or a consultant compare our compensation for management with other microcap companies in consumer goods.   In October 2013, we benchmarked compensation again when an independent director and outside legal counsel reviewed compensation of executives at several peer companies holding equivalent positions or having similar responsibilities as our senior officers. The peer companies utilized in the 2013 analysis were engaged in some segment of consumer goods and were microcap companies (some having less or greater resources and operating income than our company).   The companies reviewed were:

1.	Acuity Brands, Inc.
2.	AZZ, Inc.
3.	Hubbell, Inc.
4.	Lightening Science Group Corp.
5.	LSI Industries, Inc.
6.	Plasmatech, Inc.
7.	Thomas & Betts Corp.

We use peer group and available survey data to analyze our executive compensation (overall, base salary, annual bonus and long-term incentives) relative to the 50th percentile, or median, of the benchmark data.  While we use the data to ensure competitiveness and reasonableness, we do not rely solely or primarily on benchmarking in establishing executive compensation levels.  Variations in the actual compensation we set may be based on achievement of short-term and long-term goals, the competitive environment, talent and level or responsibility of each senior officer.

Role of the Compensation Committee

The Company Nominating and Compensation Committee operates independently of management and currently consists of two  independent directors, Jeffrey Guzy and Laurie Holtz, who are independent under applicable SEC standards and are  an “Outside Director” for purposes of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”).    The Nominating and Compensation Committee receives recommendations from our Chief Executive Officer regarding the compensation of the senior officers (other than the Chief Executive Officer).

The Nominating and Compensation Committee or “Committee” is responsible for establishing and implementing our executive compensation plans as well as continually monitoring adherence to and effectiveness of those plans, including:

•
reviewing the structure and competiveness of our executive compensation programs to attract and retain superior executive officers, motivate officers to achieve business goals and objectives, and align the interests of executive officers with the long-term interests of our shareholders;

•
reviewing and evaluating annually the performance of officers in light of company goals and objectives and approving their compensation packages, including base salaries (if at issue or in consideration), long-term incentive and stock based compensation and perquisites;

•	monitoring the effectiveness of the Company’s sole incentive stock option plan and approving annual financial targets for officers; and

•
determining whether to award incentive bonuses that qualify as “performance-based compensation” for executive officers whose compensation is covered by Internal Revenue Code or “Code” Section 162(m), the elements of such compensation, whether performance goals have been attained and, if appropriate, certifying in writing prior to payment of such compensation that the performance goals have been met.

Role of Management

The Company believes that it is important to have our Chief Executive Officer’s input in the design of compensation programs for his direct reports.   The Chief Executive Officer reviews compensation programs annually with the Committee, evaluating the adequacy relative to the marketplace, inflation, internal equity, external competitiveness, business and motivational challenges and opportunities facing the Company and its executives. In particular, he considers base salary a critical component of compensation to remain competitive and retain his executives, especially when market factors, such as freight demand, lag behind supply of industry-wide capacity and meeting pre-established goals for an annual incentive bonus have not been attainable for several years. All final decisions regarding compensation for the Chief Executive Officer are made by the Committee. The Chief Executive Officer does not make recommendations with regard to his own compensation.

Role of the Compensation Consultant

While we may consult industry sources on compensation for executives, we have not engaged a consultant to analyze our compensation levels in 2013 or 2012.

Executive Compensation Components

For 2012, the principal components of compensation for each officer were:

•	base salary;
•	annual incentive;
•	long-term incentive compensation (restricted stock award); and
•	perquisites and other benefits.

Our company endeavors to strike an appropriate balance between long-term and current cash compensation.  The current executives are key to the ability of the Company to conduct its business because of their individual experience and relationships in our current business line.  Their compensation reflects their individual value to the ability of the Company to conduct its current business.

Base Salary

Base salary is considered a critical component of compensation at all levels. The appropriate establishment of this component relative to the marketplace is essential to enable us to attract and retain qualified individuals, which are important considerations in the current competitive industry market. Base salaries provide a stable source of income regardless of stock price performance so that our senior officers can focus on a variety of important business metrics in addition to our stock price.  The reliance on base salary is also necessitated by the relatively flat performance of our Common Stock in the market over the past two years.

The annual salaries paid to Company senior officers are set based on the assessment of each executive’s overall contribution to the achievement of our business objectives, respective responsibilities, longevity with the Company as well as comparisons to comparable positions in peer group companies as provided periodically by an external market study.

EMPLOYMENT AGREEMENTS

On March 1, 2013, the Company amended the terms of the employment agreements for Stewart Wallach and Gerry McClinton, extending the agreement term to February 5, 2016.  These Employment Agreements stipulate a 5% increase in salary annually.   These amended agreements supersede any existing employment agreements and are the only employment agreements with Company officers:

(1)
Stewart Wallach, Chief Executive Officer and President. The 2013 employment agreement provides for an annual salary of $287,163 with minimum annual increase in base salary of 5%.  Mr. Wallach may, at his option, elect to receive restricted shares of Common Stock in lieu of cash compensation, which share subject to piggyback registration rights.

(2)
Gerry McClinton, Chief Operating Officer and Interim Chief Financial Officer. The 2013 employment agreement provides for an annual salary of $191,442 with minimum annual increase in base salary of 5%.  Mr. McClinton may, at his option, elect to receive restricted shares of Common Stock in lieu of cash compensation, which shares are subject to piggyback registration rights.

Common Provisions in both Employment Agreements:  The following provisions are contained in each of the above employment agreements:

If  the officer’s employment is terminated by death or disability, the Company is obligated to pay to the officer’s estate or the officer, as the case may be, a lump sum payment equal to  (a) the officer’s base salary through the termination date, plus a pro rata portion of the officer bonus for the fiscal year in which the termination occurred and (b) a lump sum payment equivalent to the sum of (i) one-year’s salary at the annual base salary rate officer was earning as of the date of termination; (ii) the bonus payment(s) officer received in the preceding fiscal year; and (iii) the cost of officer’s health and dental insurance premiums for the preceding fiscal year.

If the employment is terminated without cause by the Company or for “good reason” (as defined in the employment agreement) by the officer, then the Company must pay to the officer’s estate or the officer, a lump-sum payment equal to the greater of:  (aa) the sum of (i) one-year’s salary at the annual base salary rate that the officer was earning as of the date of termination and (ii) the bonus payment(s) officer received in the preceding fiscal year; and (bb) the sum of (i) the base salary that the officer would have earned had he remained employed through the remainder of the employment period and (ii) the bonus payment(s) officer received in the preceding fiscal year multiplied by the number of years remaining in the employment period (and adjusted on a pro rata basis for any partial year remaining in the employment period.

The employment agreements have a three-year term, but have been amended to extend the term for an additional 3 years (from February 5, 2013 until February 5, 2016).  These employment agreements can be extended by mutual consent of the parties for up to three (3) additional years.  On February 1, 2011, the employment agreements for Stewart Wallach and Gerry McClinton were extended to February 5, 2013, unanimously approved by the Board of Directors on February 1, 2011.  The employment agreements have an anti-competition provision for 18 months after the end of employment.

The above summary of the employment agreements is qualified by reference to the actual employment agreements, which are filed as exhibits to the Form 10K by the Company for fiscal year ended December 31, 2012.

The following table summarizes option grants during the fiscal year ended December 31, 2012, to each of the executive officers named in the Summary Compensation Table herein.

SUMMARY TABLE OF OPTION GRANTS TO OFFICERS OF COMPANY

Name	No. of Shares Underlying	% of Total Options Granted Employees in FY2012	Expiration Date	Restricted Stock Grants	No. Shares underlying Options Options Granted in FY2012
Stewart Wallach	24,498,039	-0-	4/27/2017	-0-	-0-
Gerry McClinton	32,250,000	-0-	4/27/2017	-0-	-0-

CURRENT BOARD OF DIRECTORS
The background information on the directors is set forth below under "Item 1. Proposal Two: Election of Directors."  Each Director's term is for one year. The incumbent and current members of the Board of Directors are:

(1)	Stewart Wallach. Mr. Wallach has been a director since April 2007.
(2)	Gerry McClinton. Mr. McClinton has been a director since February 2008.
(3)	Laurie Holtz. Mr. Holtz has been a director since January 2004.
(4)	Jeffrey Postal. Mr. Postal has been a director since January 2004.
(5)	Jeffrey Guzy. Mr. Guzy was appointed as a director on May 3, 2007. Mr. Guzy is deemed an "independent director."
(6)	Larry Sloven. Mr. Sloven was appointed as a director on May 3, 2007. Mr. Sloven is an outside director.

The Company typically elects directors by written consent because a majority of the voting securities are held by members of the Company’s management and a former director and officer and his wife. The Company has been unable to date to obtain sufficient written consents to date to elect the proposed management slate of director nominees without conducting a general solicitation subject to Regulation 14A or Regulation 14C reporting requirements. Further, the Company may propose resolutions requiring shareholder approval at a shareholder meeting requiring a general solicitation under Regulation 14A, but such proposals are not ready for presentation for shareholder approval. For these and other reasons, the Company may be unable to file an information statement or Information Statement within the required 120 days after the end of its fiscal year and, as such, the Company is completing this Part III of the Report on Form 10K for the fiscal year ending December 31, 2013.

INDEPENDENT DIRECTORS
The Company is a "controlled  company"  under typical stock exchange corporate  governance rules, that is a company where 50% or more of the voting  power is owned by a person or a group,  and does not  currently  have to meet  requirements  for a board of  directors  with a majority  of  "independent directors."  Currently, only Jeffrey Guzy, Larry Sloven and Laurie Holtz qualify as an "independent directors" under the listing standards of most stock exchanges or quotation systems.  No other directors qualify as an "independent director" under those rules because they are officers of the Company or have business relationships with the Company.

POLICY REGARDING BOARD ATTENDANCE
Company directors are expected to attend all annual and special board meetings per Company policy.  An attendance rate of less than 75% over any 12-month period is grounds for removal from the Board of Directors.  In fiscal year 2012, all directors attended at least 75% of all board meetings.
ROLE OF THE BOARD OF DIRECTORS IN CORPORATE GOVERNANCE

The Board of Directors is responsible for overseeing the Chief Executive Officer and other senior management in order to assure that such officers are competent and ethical in running the Company on a day-to-day basis and to assure that the long-term interests of the shareholders are being served by such management.  The directors must take a pro-active focus and approach to their obligation in order to set and enforce standards to ensure that the Company is committed to business success through maintenance of the highest standards of responsibility and ethics.

The Company has adopted a Code of Ethics, which is posted on the Company's Website.  The contents of the Company Website are not incorporated herein by reference and that Website provided in this Information Statement is intended to be an inactive textual reference only.

AUDIT COMMITTEE
The Audit Committee was established in accordance with Section 3(a) (58) (A) of the Exchange Act. It is primarily responsible for overseeing the services performed by the Company's independent public auditors, evaluating the Company's accounting policies and its system of internal controls and reviewing significant financial transactions. The members of the Audit Committee in fiscal year 2012 were Jeffrey Guzy and Jeffrey Postal. The Company believes that Mr. Guzy is an independent director under applicable NASDAQ standards.

ESPP:  The Company does not have an Employee Stock Purchase Plan that provides employees with the opportunity to purchase shares of the Common Stock.  Our practice was to make periodic annual equity grants to our executives.  In determining 2010 equity grants for executives, we considered the importance of each employee to accomplishing our strategic goals.

Benefits:  The Company provides the following benefits to our senior executives generally on the same basis as the benefits provided to all employees: (1) health care and dental insurance; and (2) paid personal and vacation leave.

The Compensation and Nominating Committee believes that these benefits are consistent with those offered by other companies and specifically with those companies with which we compete for employees.

DIRECTOR MEETINGS IN FISCAL YEAR 2012

The Board of Directors had three official meetings in fiscal year 2012.  During fiscal year 2012 all of the directors attended 75% or more of all meetings of the Board, which were held during the period of time that such person served on the Board or such committee.

Board Leadership Structure and Board’s Role in Risk Oversight

The Company’s Board of Directors endorses the view that one of its primary functions is to protect stockholders’ interests by providing independent oversight of management, including the Chief Executive Officer and Chief Operating Officer (who also holds the Chief Financial Officer position).  The Chief Financial Officer is allowed and encouraged to address the Board of Directors on any issues affecting the Company or its public shareholders.  The Company also allows outside counsel to participate in some of the board meetings in order to provide legal counsel and an outside perspective on corporate governance and risk issues.

Independent Directors: The Board of the Company is currently comprised of six directors, three of whom are independent directors under SEC rules.  The Company has sought unsuccessfully in 2011 to recruit additional qualified independent directors, especially for the Audit Committee.  Although we have D&O insurance, we believe that our chronic losses and chronically low public stock market price discourages qualified candidates from serving as independent directors.  This is a problem commonly faced by micro-cap, “penny stock” companies like our company.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success or survival.

The Company faces a number of risks, including, without limit:  (1) persistent net losses in consecutive fiscal quarters and years, which losses require outside funding or financing through the sale of our securities or insider loans to the Company (all of which usually dilute our existing shareholders and discourage public investors in investing in our Common Stock); (2) chronically low public stock market price, which hinders our ability to fund and grow our business; (3) reliance on regional and national distributors and retailers to sell  our products in a highly competitive market filled with competitors who possess significantly greater resources and market share than our company; (4) negative impact of the ongoing worldwide recession on consumer demand for the kind of discretionary products that we sell; (5) customary operational risks; (6) lack of a strong brand name for our products; (7) reliance on key personnel and the lack of key man insurance that pays for replacements; (8) lack of primary markets and lack of institutional support for our publicly traded Common Stock; (9) low market price of our Common Stock hindering our ability to consummate or attract merger and acquisition candidates; (10) lack of assets (other than accounts receivable) to attain commercially reasonable financing for operations; and (11) the risks faced by any product company in today’s challenging environment.

We rely on China for the manufacture of our products.  Any conflict between the U.S. and China could disrupt our product supply and force us to find alternative manufacturers.  From time to time, we access the appeal of non-Chinese manufacturing sources.

Our senior officers are responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management.  In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.  To do this, the Chairman of the Board and other non-officer directors met quarterly on average with management to discuss strategy and the risks facing the Company.  Senior management, each member being also a director, attends the Board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters.  The Chairman of the Board and members of the Board work together to provide strong, independent oversight of the Company’s management and affairs through its standing committees and, when necessary, special meetings of directors.  Since most of the directors are located in the same area, informal meetings between directors and officers also occur to discuss business risk and appropriate responses.

Director’s Minimum Qualifications: The Nominating and Compensation Committee have adopted a set of criteria that it considers when it selects individuals not currently on the Board of Directors to be nominated for election to the Board of Directors.  A candidate must meet the eligibility requirements set forth in the Company’s Bylaws.  A candidate must also meet any qualification requirements set forth in any Board or committee governing documents.

If the candidate is deemed eligible for election to the Board of Directors, the Nominating and Compensation Committee will then evaluate the prospective nominee to determine if he or she possesses the following qualifications, qualities or skills:

•	contributions to the range of talent, skill and expertise appropriate for the Board;
•	financial, regulatory and business experience, knowledge of the operation of public companies and ability to read and understand financial statements;
•	familiarity with the Company’s market;
•	personal and professional integrity, honesty and reputation;
•	the ability to represent the best interests of the shareholders of the Company and the best institution;
•	the ability to devote sufficient time and energy to the performance of his or her duties and;
•	Independence under applicable Commission and listing definitions.

The Nominating and Compensation Committee will also consider any other factors it deems relevant.  With respect to nominating an existing director for re-election to the Board of Directors, the Nominating and Compensation Committee will consider and review an existing director’s Board and committee attendance and performance; length of Board service; experience, skills and contributions that the existing director brings to the Board; and independence.

Director Nomination Process: The process that the Nominating and Compensation Committee follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is as follows:

For purposes of identifying nominees for the Board of Directors, the Nominating and Compensation Committee relies on personal contacts of the committee members and other members of the Board of Directors, and will consider director candidates recommended by shareholders in accordance with the policy and procedures set forth above.  The Nominating and Compensation Committee has not used an independent search firm to identify nominees.

In evaluating potential nominees, the Nominating and Compensation Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria, which are discussed in more detail below.  If such individual fulfills these criteria, the Nominating and Compensation Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board of Directors.

Consideration of Recommendation by Stockholders: It is the policy of the Nominating and Compensation Committee of the Board of Directors of the Company to consider director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors.  The Nominating and Compensation Committee may choose not to consider an unsolicited recommendation if no vacancy exists in the Board of Directors and the Nominating and Compensation Committee does not perceive a need to increase the size of the Board of Directors.  To avoid the unnecessary use of the Nominating and Compensation Committee’s resources, the Nominating and Compensation Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Shareholder Proposal Procedures: To submit a recommendation of a director candidate to the Nominating and Compensation Committee, a stockholder should submit the following information in writing, addressed to the Chairperson of the Nominating and Compensation Committee, care of the Corporate Secretary, at the main office of the Company:

1.	The name of the person recommended as a director candidate;

2.	All information relating to such person that is required to be disclosed in solicitation of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934;

3.	The written consent of the person being recommended as a director candidate to being names in the Information Statement as a nominee and to serving as a director if elected;

4.
The name and address of the stockholder making the recommendation, as they appear on the Company’s books; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock;

5.	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, identify of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of stockholders, when and if one is held, or to be considered prior to a written consent vote on director nominees, the recommendation must be received by the Nominating and Compensation Committee by December 31st for an annual meeting in the following year.

OTHER MATTERS

No director of the Company has informed the Company in writing that he intends to oppose any action to be taken by the Company. No proposals have been received from security holders. One copy of the Company’s Annual Report on Form 10-K and one copy of this Information Statement are being delivered to multiple security holders sharing an address unless the Company has received contrary written instructions. The Company will deliver promptly upon written or oral request a separate copy of the Form 10-K Annual Report for fiscal year ending December 31, 2012, and this Information Statement if such request is made to the Company at the address or phone number set forth on the first page of this Information Statement.

The Company files annual, quarterly and current reports, information statements and other information with the SEC. You may read and copy any reports, statements or other information that the Company has filed at the SEC’s public reference rooms at 100 F Street, NE, Washington, D.C., 20549. Please call the commission at (800) SEC-0330 for further information on the public reference rooms. The Commission also maintains a web site at www.sec.gov, which reports information statements and other information (including this Information Statement) regarding the Company.

INCORPORATION BY REFERENCE

Statements contained in this Information Statement, or in any document incorporated in this Information Statement by reference regarding the contents or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this Information Statement certain documents we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Information Statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement. These include periodic reports, such as Annual Reports on Form 10K, Quarterly Reports on Form 10Q and Current Reports on Form 8K, as well as information or proxy statements (except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act). Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8K, including the related exhibits, is not incorporated by reference into this Information Statement.

Any recipient of this Information Statement should rely only on information contained in or incorporated by reference in this information. No persons have been authorized to give any information or to make any representations other than those contained in this Information Statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities, to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than ten percent shareholders also are required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms furnished to the Company and any written representations that no Forms 5 were required, the Company believes that all Section 16(a) filing requirements were timely met during 2012.

POLICY ON  RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

The Company Board of Directors adopted a written policy for approval of transactions between the Company and its directors, director nominees, executive officers and their respective immediate family members, where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a single calendar year. A copy of this policy is available on the Company’s website at http://www.capstonecompaniesinc.com.

The policy provides that disinterested directors review transactions subject to the policy and determines whether or not to approve or ratify those transactions.